UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2008

MoneyGram International, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-31950	16-1690064
(Commission File Number)	(IRS Employer Identification No.)
1550 Utica Avenue South, Minneapolis, Minnesota	55416
(Address of Principal Executive Offices)	(Zip Code)
(952) 591-3000
(Registrant’s Telephone Number, Including Area Code)
None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.     Results of Operations and Financial Condition.

On May 8, 2008, MoneyGram International, Inc. (the “Company”) issued a press release reporting financial results for its first quarter ended March 31, 2008. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 25, 2008, the Board of Directors made the following changes to the Committees of the Board and membership on such Committees:

  Eliminated the Finance and Investment Committee;
  Combined the Human Resources Committee and Corporate Governance and Nominating Committee into a single committee known as the Human Resources and Nominating Committee;
  Appointed Seth W. Lawry (Chair), Jess T. Hay and Scott L. Jaeckel to the Human Resources and Nominating Committee; and
  Appointed Albert M. Teplin (Chair), Jess T. Hay and Othón Ruiz Montemayor to the Audit Committee.

Item 8.01.     Other Events.

Because more than 50% of the Company’s voting power is held by affiliates of Thomas H. Lee Partners, L.P. and affiliates of Goldman, Sachs & Co., the Company has elected to be treated as a “controlled company” for purposes of the New York Stock Exchange listing standards, and, as a result, the Company is exempt from certain independence requirements under such standards.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONEYGRAM INTERNATIONAL, INC.

		By:	/s/	Teresa H. Johnson
		Name:		Teresa H. Johnson
		Title:		Executive Vice President, General Counsel and
Secretary

Date:	May 8, 2008

EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated May 8, 2008